Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/23/16	1/24/15
Sales	$384,014	$357,876
Cost of sales	236,024	228,317
Gross profit	147,990	129,559
Selling, general and administrative expense	113,206	102,631
Operating income	34,784	26,928
Interest expense	120	131
Interest income	204	232
Income from Continued Dumping and Subsidy Offset Act, net	102	—
Other income (expense), net	(93)	805
Income from continuing operations before income taxes	34,877	27,834
Income tax expense	12,643	9,477
Income from continuing operations	22,234	18,357
Income from discontinued operations, net of tax	—	115
Net income	22,234	18,472
Net income attributable to noncontrolling interests	(328)	(524)
Net income attributable to La-Z-Boy Incorporated	$21,906	$17,948

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$21,906	$17,833
Income from discontinued operations	—	115
Net income attributable to La-Z-Boy Incorporated	$21,906	$17,948

Basic weighted average common shares	50,038	51,576
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.44	$0.35
Income from discontinued operations	—	—
Basic net income attributable to La-Z-Boy Incorporated per share	$0.44	$0.35

Diluted weighted average common shares	50,539	52,139
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$0.43	$0.34
Income from discontinued operations	—	—
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.43	$0.34

Dividends declared per share	$0.10	$0.08

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/23/16	1/24/15
Sales	$1,108,328	$1,050,457
Cost of sales	690,300	679,497
Gross profit	418,028	370,960
Selling, general and administrative expense	329,884	297,349
Operating income	88,144	73,611
Interest expense	365	408
Interest income	573	667
Income from Continued Dumping and Subsidy Offset Act, net	102	—
Other income, net	2,387	699
Income from continuing operations before income taxes	90,841	74,569
Income tax expense	32,825	25,975
Income from continuing operations	58,016	48,594
Income from discontinued operations, net of tax	—	2,897
Net income	58,016	51,491
Net income attributable to noncontrolling interests	(1,482)	(933)
Net income attributable to La-Z-Boy Incorporated	$56,534	$50,558

Net income attributable to La-Z-Boy Incorporated:
Income from continuing operations attributable to La-Z-Boy Incorporated	$56,534	$47,661
Income from discontinued operations	—	2,897
Net income attributable to La-Z-Boy Incorporated	$56,534	$50,558

Basic weighted average common shares	50,371	52,015
Basic net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$1.12	$0.91
Income from discontinued operations	—	0.06
Basic net income attributable to La-Z-Boy Incorporated per share	$1.12	$0.97

Diluted weighted average common shares	50,880	52,540
Diluted net income attributable to La-Z-Boy Incorporated per share:
Income from continuing operations attributable to La-Z-Boy Incorporated	$1.11	$0.90
Income from discontinued operations	—	0.06
Diluted net income attributable to La-Z-Boy Incorporated per share	$1.11	$0.96

Dividends declared per share	$0.26	$0.20

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	1/23/16	4/25/15
Current assets
Cash and equivalents	$97,698	$98,302
Restricted cash	8,976	9,636
Receivables, net of allowance of $3,118 at 1/23/16 and $4,622 at 4/25/15	142,802	158,548
Inventories, net	183,245	156,789
Deferred income taxes — current	9,853	11,255
Other current assets	38,377	41,921
Total current assets	480,951	476,451
Property, plant and equipment, net	173,103	174,036
Goodwill	33,423	15,164
Other intangible assets	7,958	5,458
Deferred income taxes — long-term	31,594	35,072
Other long-term assets, net	60,173	68,423
Total assets	$787,202	$774,604

Current liabilities
Current portion of long-term debt	$300	$397
Accounts payable	46,017	46,168
Accrued expenses and other current liabilities	108,683	108,326
Total current liabilities	155,000	154,891
Long-term debt	555	433
Other long-term liabilities	80,442	86,180
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 49,891 outstanding at 1/23/16 and 50,747 outstanding at 4/25/15	49,891	50,747
Capital in excess of par value	277,428	270,032
Retained earnings	249,036	235,506
Accumulated other comprehensive loss	(34,664)	(32,139)
Total La-Z-Boy Incorporated shareholders’ equity	541,691	524,146
Noncontrolling interests	9,514	8,954
Total equity	551,205	533,100
Total liabilities and equity	$787,202	$774,604

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/23/16	1/24/15
Cash flows from operating activities
Net income	$58,016	$51,491
Adjustments to reconcile net income to cash provided by (used for) operating activities
Restructuring	430	(1,106)
Deferred income tax expense (benefit)	5,000	(3,987)
Provision for doubtful accounts	(675)	(2,060)
Depreciation and amortization	19,308	16,297
Equity-based compensation expense	6,868	6,094
Pension plan contributions	(7,000)	—
Change in receivables	15,284	7,011
Change in inventories	(23,121)	(11,913)
Change in other assets	1,991	5,794
Change in payables	349	(7,659)
Change in other liabilities	(6,736)	(4,898)
Net cash provided by operating activities	69,714	55,064

Cash flows from investing activities
Proceeds from disposal of assets	2,506	8,940
Capital expenditures	(19,825)	(56,512)
Purchases of investments	(15,816)	(30,544)
Proceeds from sales of investments	23,896	23,987
Acquisitions, net of cash acquired	(19,232)	(1,774)
Change in restricted cash	660	2,935
Net cash used for investing activities	(27,811)	(52,968)

Cash flows from financing activities
Payments on debt	(415)	(7,413)
Payments for debt issuance costs	—	(164)
Stock issued for stock and employee benefit plans	253	496
Excess tax benefit on stock option exercises	774	234
Purchases of common stock	(29,096)	(35,752)
Dividends paid	(13,137)	(10,416)
Net cash used for financing activities	(41,621)	(53,015)

Effect of exchange rate changes on cash and equivalents	(886)	(332)
Change in cash and equivalents	(604)	(51,251)
Cash and equivalents at beginning of period	98,302	149,661
Cash and equivalents at end of period	$97,698	$98,410

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$—	$6,275

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/23/16	1/24/15	1/23/16	1/24/15
Sales
Upholstery segment:
Sales to external customers	$250,740	$243,390	$743,304	$725,590
Intersegment sales	51,652	42,946	137,581	120,872
Upholstery segment sales	302,392	286,336	880,885	846,462

Casegoods segment:
Sales to external customers	22,528	24,134	69,517	75,542
Intersegment sales	2,091	1,866	6,714	8,269
Casegoods segment sales	24,619	26,000	76,231	83,811

Retail segment sales	110,160	89,791	293,291	247,285

Corporate and Other:
Sales to external customers	586	561	2,216	2,040
Intersegment sales	1,328	—	2,594	—
Corporate and Other sales	1,914	561	4,810	2,040

Eliminations	(55,071)	(44,812)	(146,889)	(129,141)
Consolidated sales	$384,014	$357,876	$1,108,328	$1,050,457

Operating Income (Loss)
Upholstery segment	$33,022	$31,479	$94,656	$86,103
Casegoods segment	1,768	860	6,092	5,380
Retail segment	8,834	4,202	19,279	8,199
Restructuring	(78)	771	(430)	1,118
Corporate and Other	(8,762)	(10,384)	(31,453)	(27,189)
Consolidated operating income	$34,784	$26,928	$88,144	$73,611